Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2023 Second-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, July 26, 2023, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) the holding company of F&M Bank, today reported financial results for the 2023 second quarter and year-to-date June 30, 2023.

2023 Second Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
81 consecutive quarters of profitability
•
Net income was $6.0 million, or $0.44 per basic and diluted share
•
Stockholders’ equity increased 8.5% to $304.7 million
•
Regulatory tangible book value per share increased 4.5% to $18.21 per share
•
Organic loan growth of 18.5%, excluding PPP loans and the Peoples-Sidney Financial Corporation acquisition
•
Total loans were a record of $2.52 billion and increased 6.8% from $2.36 billion at December 31, 2022
•
Total assets increased 17.7% to a record $3.15 billion
•
Deposits increased 11.0% to $2.50 billion
•
Uninsured deposits to total deposits of approximately 18% at June 30, 2023
•
Strong asset quality continues as nonperforming loans were 0.25% of total loans
•
Net charge-offs to average loans were -0.01%
•
Allowance for credit losses was 395.71% of nonperforming loans
•
Tier 1 leverage ratio increased to 9.85% from 8.75% last year
•
Strategic investments to support long-term growth continue as F&M has unveiled new branding and logo, opened two new offices, launched new deposit products, and started construction on a new regional headquarters in Fort Wayne, Indiana and the first full-service office in Michigan

Lars B. Eller, President and Chief Executive Officer, stated, “Our second quarter results demonstrate the power of F&M’s operating platform as we ended the quarter with strong capital levels, robust asset quality, and record loans and assets. These trends provide us with the flexibility to navigate a challenging banking landscape, while supporting our communities, investing in our multi-year strategic growth plan, and returning capital back to our shareholders. Most importantly, our longstanding financial success and operating growth reflects the continued commitment, experience, and hard work of our team members across our Ohio, Indiana, and Michigan markets.”

“I am pleased to report that we continue to make meaningful progress investing in our business to support our growth, enhance our operations, and execute against our recently developed three-year strategic growth plan. During the second quarter we unveiled our new branding and forward-looking logo, which was the culmination of a multi-year brand exploration process. All updates to office signage are expected to be completed by September 2023. In addition, we relocated our Auburn, Indiana office and opened new offices in downtown Toledo, Ohio, and Oxford, Ohio. Construction began on our new regional facility in Fort Wayne, and we added a highly experienced lending team in our Fort Wayne region, which will greatly expand our commitment to Eastern Indiana. We also broke ground on our first full-service office in Birmingham, Michigan following our hugely successful loan production office in Southeast Michigan. Finally, we launched new deposit products to enhance our offerings to current and prospective customers,” continued Mr. Eller.

Income Statement

Net income for the 2023 second quarter ended June 30, 2023, was $6.0 million, compared to $8.3 million for the same period last year. Net income per basic and diluted share for the 2023 second quarter was $0.44, compared to $0.63 for the same period last year. Net income for the 2023 first half ended June 30, 2023, was $12.5 million, compared to $16.4 million for the same period last year. Net income per basic and diluted share for the 2023 first half was $0.92, compared to $1.25 for the same period last year.

Mr. Eller commented: “F&M is not immune from the rapid rise in the Federal Funds Rate and the impact this has had on cost of funds and the competition for deposits it has created over the past 12 months. As a result, our cost of interest-bearing liabilities has increased by over 430% to 2.35% at June 30, 2023. In addition, year-to-date profitability has been impacted by several strategic one-time expenses including the conversion of our credit card platform, an opportunistic sale of investments, and the investments we are making in our infrastructure. Despite these near-term impacts, we believe we are well positioned for net income growth to re-accelerate in 2024 and beyond, as we benefit from continued strong asset quality, the contribution of our growth initiatives, and controlled operating expenses,” continued Mr. Eller.

Deposits

At June 30, 2023, total deposits were $2.47 billion, an increase of 11.0% from June 30, 2022. The Company’s cost of interest-bearing liabilities was 2.35% for the quarter ended June 30, 2023, compared to 0.44% for the quarter ended June 30, 2022, and 1.32% for the quarter ended December 31, 2022.

At June 30, 2023, F&M’s average deposit account had an average balance of $25,009. In addition, uninsured deposits to total deposits were approximately 18% for the quarter ended June 30, 2023, compared to approximately 21% at December 31, 2022.

Loan Portfolio and Asset Quality

Total loans, net at June 30, 2023, increased 23.6%, or by $481.0 million to a record $2.52 billion, compared to $2.03 billion at June 30, 2022, and up from $2.36 billion at December 31, 2022. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Peoples acquisition. Not including the Peoples acquisition, total net loans increased 18.5% organically, or by $376.3 million from the same period a year ago.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $6.3 million, or 0.25% of total loans at June 30, 2023, compared to $5.2 million, or 0.26% of total loans at June 30, 2022. During the second quarter, one large farm loan that was paid off and another loan that was refinanced through another bank, and second quarter 2023 nonperforming loans improved by $1.4 million, or 18.4% over the past three months.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 50.9% of the Company’s total loan portfolio at June 30, 2023. In addition, F&M’s commercial real estate office credit exposure represented 5.0% of the Company's total loan portfolio at June 30, 2023, with a weighted average loan-to-value of approximately 64% and an average loan of $845,000.

F&M’s CRE portfolio included the following categories at June 30, 2023:

CRE Category	Dollar Balance	Percent of CRE Portfolio(*)	Percent of Total Loan Portfolio(*)
Multi Family	$244,883	19.1%	9.7%
Retail	$218,624	17.1%	8.7%
Industrial	$216,605	16.9%	8.6%
Hotels	$135,511	10.6%	5.4%
Office	$125,039	9.8%	5.0%
Gas Stations	$59,922	4.7%	2.4%
Food Service	$43,585	3.4%	1.7%
Mixed Use	$42,425	3.3%	1.7%
Senior Living	$36,238	2.8%	1.4%
Other	$158,069	12.3%	6.3%
Total CRE	$1,225,315	100.0%	50.1%

* Numbers have been rounded

At June 30, 2023, the Company’s allowance for credit losses to nonperforming loans was 395.71%, compared to 351.44% at June 30, 2022. The allowance to total loans was 0.99% at June 30, 2023, compared to 0.91% at June 30, 2022. As a result of F&M’s recent acquisitions, the Company had an accretable yield adjustment of $5.2 million at June 30, 2023, which further enhances F&M’s allowance, compared to $6.7 million at June 30, 2022. Including the accretable yield adjustment, F&M’s allowance for credit losses to total loans was 1.20% at June 30, 2023, compared to 1.24% at June 30, 2022.

Mr. Eller concluded, “I am proud of our team’s performance throughout the first half of 2023. The progress we are making serving our communities, and investing in our growth initiatives is encouraging. While 2023 is expected to be a transitional year, we believe we are well positioned to emerge from this period with increased market share and higher profitability. We also continue to focus on returning capital back to shareholders through our longstanding cash dividend program, which has increased on an annual basis for 28 consecutive years.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 8.5% to $304.7 million at June 30, 2023, from $280.9 million at June 30, 2022. At June 30, 2023, the Company had a Tier 1 leverage ratio of 9.85%, compared to 8.75% at June 30, 2022.

Based on a regulatory basis, tangible stockholders’ equity increased to $248.3 million at June 30, 2023, compared to $227.7 million at June 30, 2022. On a per share basis, regulatory tangible stockholders’ equity at June 30, 2023, was $18.21 per share, compared to $17.43 per share at June 30, 2022.

For the six months ended June 30, 2023, the Company has declared cash dividends of $0.42 per share, which is a 7.0% increase over the 2022 six-month declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over 28 consecutive years and has grown its dividend by over 160% since 2007. For the six months ended June 30, 2023, the dividend payout ratio was 45.44% compared to 30.08% for the same period last year.

About Farmers & Merchants Bancorp, Inc.:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is the holding company of F&M Bank, a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the

Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Interest Income
Loans, including fees	$31,365	$29,703	$27,302	$24,119	$22,388	$61,068	$42,843
Debt securities:
U.S. Treasury and government agencies	1,030	1,068	1,118	1,049	1,035	2,098	2,058
Municipalities	401	408	420	373	322	809	622
Dividends	148	123	126	93	57	271	99
Federal funds sold	9	21	2	-	9	30	19
Other	424	479	524	213	100	903	169
Total interest income	33,377	31,802	29,492	25,847	23,911	65,179	45,810
Interest Expense
Deposits	10,434	8,151	4,978	2,166	1,379	18,585	2,739
Federal funds purchased and securities sold under agreement to repurchase	427	405	463	416	166	832	318
Borrowed funds	2,113	1,280	1,209	398	218	3,393	553
Subordinated notes	285	284	285	284	284	569	553
Total interest expense	13,259	10,120	6,935	3,264	2,047	23,379	4,163
Net Interest Income - Before Provision for Credit Losses*	20,118	21,682	22,557	22,583	21,864	41,800	41,647
Provision for Credit Losses - Loans*	143	817	755	1,637	1,628	960	2,208
Provision for Credit Losses - Off Balance Sheet Credit Exposures*	(129)	62	-	-	-	(67)	-
Net Interest Income After Provision for Credit Losses*	20,104	20,803	21,802	20,946	20,236	40,907	39,439
Noninterest Income
Customer service fees	2,361	2,447	2,862	2,300	2,148	4,808	4,796
Other service charges and fees	1,803	2,554	1,115	1,105	1,008	4,357	2,006
Net gain on sale of loans	108	67	165	327	164	175	861
Net loss on sale of available-for-sale securities	-	(891)	-	-	-	(891)	-
Total noninterest income	4,272	4,177	4,142	3,732	3,320	8,449	7,663

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

Noninterest Expense
Salaries and wages	6,500	6,657	6,353	5,479	5,366	13,157	10,868
Employee benefits	2,071	2,165	1,911	1,392	1,546	4,236	3,600
Net occupancy expense	840	856	753	693	522	1,696	1,120
Furniture and equipment	1,211	1,252	1,096	1,047	1,008	2,463	2,064
Data processing	796	726	1,917	781	654	1,522	1,258
Franchise taxes	379	366	(45)	254	757	745	1,175
ATM expense	683	623	561	580	544	1,306	1,076
Advertising	830	514	531	578	300	1,344	537
Net (gain) loss on sale of other assets owned	-	-	12	-	(266)	-	(271)
FDIC assessment	496	306	250	271	270	802	384
Mortgage servicing rights amortization - net	164	159	110	(50)	59	323	85
Consulting fees	231	230	637	254	233	461	411
Other general and administrative	2,643	3,077	2,964	2,192	2,242	5,720	4,421
Total noninterest expense	16,844	16,931	17,050	13,471	13,235	33,775	26,728
Income Before Income Taxes	7,532	8,049	8,894	11,207	10,321	15,581	20,374
Income Taxes	1,531	1,583	1,706	2,253	2,050	3,114	4,001
Net Income	6,001	6,466	7,188	8,954	8,271	12,467	16,373
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	(5,996)	8,030	(628)	(8,197)	(14,602)	2,034	(35,541)
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	891	-	-	-	891	-
Net unrealized gain (loss) on available-for-sale for-sale securities	(5,996)	8,921	(628)	(8,197)	(14,602)	2,925	(35,541)
Tax expense (benefit)	(1,260)	1,874	(132)	(1,721)	(3,067)	614	(7,464)
Other comprehensive income (loss)	(4,736)	7,047	(496)	(6,476)	(11,535)	2,311	(28,077)
Comprehensive Income (Loss)	$1,265	$13,513	$6,692	$2,478	$(3,264)	$14,778	$(11,704)
Basic Earnings Per Share	$0.44	$0.47	$0.53	$0.68	$0.63	$0.92	$1.25
Diluted Earnings Per Share	$0.44	$0.47	$0.53	$0.68	$0.63	$0.92	$1.25
Dividends Declared	$0.2100	$0.2100	$0.2100	$0.2100	$0.2025	$0.4200	$0.3925

(2) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$69,760	$62,780	$83,085	$69,680	$69,955
Federal funds sold	1,433	1,545	1,324	990	1,484
Total cash and cash equivalents	71,193	64,325	84,409	70,670	71,439

Interest-bearing time deposits	3,485	4,435	4,442	5,187	6,684
Securities - available-for-sale	363,225	372,975	390,789	395,485	399,687
Other securities, at cost	17,535	11,543	9,799	8,227	8,735
Loans held for sale	1,459	951	827	2,182	4,230
Loans, net	2,490,883	2,422,018	2,336,074	2,122,626	2,016,394
Premises and equipment	30,398	28,679	28,381	26,484	26,492
Construction in progress	2,290	1,565	278	-	-
Goodwill	86,358	86,358	86,358	80,434	80,434
Loan servicing rights	5,635	4,985	3,549	3,583	3,426
Bank owned life insurance	33,470	33,269	33,073	28,051	27,874
Other assets	41,512	38,972	37,372	40,831	29,321
Total Assets	$3,147,443	$3,070,075	$3,015,351	$2,783,760	$2,674,716

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$488,678	$520,145	$532,794	$506,928	$503,395
Interest-bearing
NOW accounts	770,113	800,230	750,887	705,888	678,552
Savings	581,192	590,854	627,203	607,375	617,850
Time	628,757	601,939	557,980	462,845	424,249
Total deposits	2,468,740	2,513,168	2,468,864	2,283,036	2,224,046

Federal funds purchased and securities sold under agreements to repurchase	51,567	30,496	54,206	55,802	71,944
Federal Home Loan Bank (FHLB) advances	266,818	164,327	127,485	102,147	42,635
Other borrowings	-	-	10,000	10,000	-
Subordinated notes, net of unamortized issuance costs	34,644	34,615	34,586	34,557	34,528
Dividend payable	2,834	2,831	2,832	2,727	2,626
Accrued expenses and other liabilities	18,177	18,881	19,238	14,913	18,064
Total liabilities	2,842,780	2,764,318	2,717,211	2,503,182	2,393,843

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,564,425 shares 6/30/23 and 12/31/22	135,647	135,241	135,497	121,811	123,145
Treasury stock - 929,513 shares 6/30/23 and 956,003 shares 12/31/22	(11,298)	(11,310)	(11,573)	(11,547)	(11,822)
Retained earnings	216,236	213,012	212,449	208,051	200,811
Accumulated other comprehensive loss	(35,922)	(31,186)	(38,233)	(37,737)	(31,261)
Total stockholders' equity	304,663	305,757	298,140	280,578	280,873
Total Liabilities and Stockholders' Equity	$3,147,443	$3,070,075	$3,015,351	$2,783,760	$2,674,716

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Six Months Ended
Selected financial data	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Return on average assets	0.77%	0.84%	0.96%	1.31%	1.23%	0.81%	1.22%
Return on average equity	7.84%	8.59%	10.00%	12.53%	11.66%	8.21%	11.32%
Yield on earning assets	4.53%	4.41%	4.18%	4.00%	3.79%	4.47%	3.63%
Cost of interest bearing liabilities	2.35%	1.85%	1.32%	0.68%	0.44%	2.10%	0.44%
Net interest spread	2.18%	2.56%	2.86%	3.32%	3.35%	2.37%	3.19%
Net interest margin	2.73%	3.01%	3.20%	3.49%	3.47%	2.87%	3.30%
Efficiency	69.06%	63.53%	50.46%	51.19%	50.17%	66.04%	57.90%
Dividend payout ratio	47.22%	43.79%	39.39%	30.45%	30.02%	45.44%	30.08%
Tangible book value per share (1)	$18.21	$17.92	$17.69	$17.86	$17.43
Tier 1 leverage ratio	9.85%	8.36%	8.39%	9.11%	8.75%
Average shares outstanding	13,632,440	13,615,655	13,606,876	13,083,145	13,065,975	13,624,094	13,066,123

(1) Tangible Equity = Stockholder Equity less goodwill, other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities) plus CECL adjustment

Loans	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
(Dollar amounts in thousands)
Commercial real estate	$1,280,902	$1,225,315	$1,152,603	$1,063,661	$979,176
Agricultural real estate	230,837	227,897	220,819	205,089	199,972
Consumer real estate	506,866	502,974	494,423	416,001	410,450
Commercial and industrial	253,444	241,598	242,360	229,388	232,975
Agricultural	128,344	131,467	128,733	128,615	127,143
Consumer	88,312	89,588	89,147	70,602	55,411
Other	28,996	29,316	29,818	30,662	31,243
Less: Net deferred loan fees and costs	(1,908)	(1,503)	(1,516)	(1,402)	(1,552)
Total loans, net	$2,515,793	$2,446,652	$2,356,387	$2,142,616	$2,034,818

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
(Dollar amounts in thousands)
Nonaccrual loans	$6,295	$7,717	$4,689	$5,470	$5,247
Troubled debt restructuring	$-	$-	$3,645	$3,978	$2,748
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$6,295	$7,717	$4,689	$5,470	$5,247
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$6,295	$7,717	$4,689	$5,470	$5,247

Allowance for credit losses(2)	$24,910	$24,507	$20,313	$19,990	$18,424
Accretable yield adjustment	5,209	5,754	6,427	5,959	6,724
Adjusted credit losses with accretable yield included(2)	$30,119	$30,261	$26,740	$25,949	$25,148
Allowance for credit losses/ total loans(2)	0.99%	1.00%	0.86%	0.93%	0.91%
Adjusted credit losses with accretable yield/total loans(2)	1.20%	1.24%	1.13%	1.21%	1.24%
Net charge-offs:
Quarter-to-date	$(133)	$60	$431	$71	$(25)
Year-to-date	$(73)	$60	$529	$97	$26
Net charge-offs to average loans
Quarter-to-date	-0.01%	0.00%	0.02%	0.00%	0.00%
Year-to-date	0.00%	0.00%	0.03%	0.00%	0.00%
Nonperforming loans/total loans	0.25%	0.32%	0.20%	0.26%	0.26%
Allowance for credit losses/ nonperforming loans(2)	395.71%	319.22%	273.67%	365.44%	351.44%

(2) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2023			June 30, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,476,795	$31,365	5.07%	$1,999,357	$22,388	4.48%
Taxable investment securities	399,257	1,486	1.49%	422,482	1,344	1.27%
Tax-exempt investment securities	24,259	93	1.94%	21,649	70	1.64%
Fed funds sold & other	49,160	433	3.52%	81,091	109	0.54%
Total Interest Earning Assets	2,949,471	$33,377	4.53%	2,524,579	$23,911	3.79%

Nonearning Assets	169,599			161,031

Total Assets	$3,119,070			$2,685,610

Interest Bearing Liabilities:
Savings deposits	$1,356,798	$6,238	1.84%	$1,312,444	$777	0.24%
Other time deposits	612,929	4,196	2.74%	435,091	602	0.55%
Other borrowed money	215,884	2,113	3.92%	39,172	218	2.23%
Fed funds purchased & securities
sold under agreement to repurchase	39,966	427	4.27%	35,260	166	1.88%
Subordinated notes	34,625	285	3.29%	34,509	284	3.29%
Total Interest Bearing Liabilities	$2,260,202	$13,259	2.35%	$1,856,476	$2,047	0.44%

Noninterest Bearing Liabilities	552,867			545,439

Stockholders' Equity	$306,001			$283,695

Net Interest Income and Interest Rate Spread		$20,118	2.18%		$21,864	3.35%

Net Interest Margin			2.73%			3.47%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2023			June 30, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,437,148	$61,068	5.01%	$1,953,671	$42,843	4.39%
Taxable investment securities	398,383	2,985	1.50%	426,189	2,639	1.24%
Tax-exempt investment securities	25,303	193	1.93%	20,119	140	1.76%
Fed funds sold & other	58,853	933	3.17%	124,050	188	0.30%
Total Interest Earning Assets	2,919,687	$65,179	4.47%	2,524,029	$45,810	3.63%

Nonearning Assets	174,702			162,949

Total Assets	$3,094,389			$2,686,978

Interest Bearing Liabilities:
Savings deposits	$1,378,518	$11,181	1.62%	$1,302,005	$1,365	0.21%
Other time deposits	596,168	7,404	2.48%	447,471	1,374	0.61%
Other borrowed money	174,171	3,393	3.90%	51,180	553	2.16%
Fed funds purchased & securities
sold under agreement to repurchase	39,409	832	4.22%	32,182	318	1.98%
Subordinated notes	34,610	569	3.29%	34,495	553	3.21%
Total Interest Bearing Liabilities	$2,222,876	$23,379	2.10%	$1,867,333	$4,163	0.44%

Noninterest Bearing Liabilities	567,878			530,478

Stockholders' Equity	$303,635			$289,167

Net Interest Income and Interest Rate Spread		$41,800	2.37%		$41,647	3.19%

Net Interest Margin			2.87%			3.30%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	June 30, 2023						June 30, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$31,365	5.07%	$30,697	4.96%	$668	0.11%	$22,388	4.48%	$21,986	4.40%	$402	0.08%
Taxable investment securities	1,486	1.49%	1,486	1.49%	-	0.00%	1,344	1.27%	1,344	1.27%	-	0.00%
Tax-exempt investment securities	93	1.94%	93	1.94%	-	0.00%	70	1.64%	70	1.64%	-	0.00%
Fed funds sold & other	433	3.52%	433	3.52%	-	0.00%	109	0.54%	109	0.54%	-	0.00%
Total Interest Earning Assets	33,377	4.53%	32,709	4.44%	668	0.09%	23,911	3.79%	23,509	3.73%	402	0.06%

Interest Bearing Liabilities:
Savings deposits	$6,238	1.84%	$6,238	1.84%	$-	0.00%	$777	0.24%	$777	0.24%	$-	0.00%
Other time deposits	4,196	2.74%	4,291	2.80%	(95)	-0.06%	602	0.55%	1,222	1.12%	(620)	-0.57%
Other borrowed money	2,113	3.92%	2,130	3.95%	(17)	-0.03%	218	2.23%	239	2.44%	(21)	-0.21%
Fed funds purchased and securities
sold under agreement to repurchase	427	4.27%	427	4.27%	-	0.00%	166	1.88%	166	1.88%	-	0.00%
Subordinated notes	285	3.29%	285	3.29%	-	0.00%	284	3.29%	284	3.29%	-	0.00%
Total Interest Bearing Liabilities	13,259	2.35%	13,371	2.37%	(112)	-0.02%	2,047	0.44%	2,688	0.58%	(641)	-0.14%

Interest/Dividend income/yield	33,377	4.53%	32,709	4.44%	668	0.09%	23,911	3.79%	23,509	3.73%	402	0.06%
Interest Expense / yield	13,259	2.35%	13,371	2.37%	(112)	-0.02%	2,047	0.44%	2,688	0.58%	(641)	-0.14%
Net Interest Spread	20,118	2.18%	19,338	2.07%	780	0.11%	21,864	3.35%	20,821	3.15%	1,043	0.20%
Net Interest Margin		2.73%		2.63%		0.10%		3.47%		3.30%		0.17%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Six Months Ended						For the Six Months Ended
	June 30, 2023						June 30, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$61,068	5.01%	$59,733	4.90%	$1,335	0.11%	$42,843	4.39%	$42,067	4.31%	$776	0.08%
Taxable investment securities	2,985	1.50%	2,985	1.50%	-	0.00%	2,639	1.24%	2,639	1.24%	-	0.00%
Tax-exempt investment securities	193	1.93%	193	1.93%	-	0.00%	140	1.76%	140	1.76%	-	0.00%
Fed funds sold & other	933	3.17%	933	3.17%	-	0.00%	188	0.30%	188	0.30%	-	0.00%
Total Interest Earning Assets	65,179	4.47%	63,844	4.38%	1,335	0.09%	45,810	3.63%	45,034	3.57%	776	0.06%

Interest Bearing Liabilities:
Savings deposits	$11,181	1.62%	$11,181	1.62%	$-	0.00%	$1,365	0.21%	$1,365	0.21%	$-	0.00%
Other time deposits	7,404	2.48%	7,958	2.67%	(554)	-0.19%	1,374	0.61%	2,613	1.17%	(1,239)	-0.56%
Other borrowed money	3,393	3.90%	3,428	3.94%	(35)	-0.04%	553	2.16%	595	2.33%	(42)	-0.17%
Fed funds purchased and securities
sold under agreement to repurchase	832	4.22%	832	4.22%	-	0.00%	318	1.98%	318	1.98%	-	0.00%
Subordinated notes	569	3.29%	569	3.29%	-	0.00%	553	3.21%	553	3.21%	-	0.00%
Total Interest Bearing Liabilities	23,379	2.10%	23,968	2.16%	(589)	-0.06%	4,163	0.44%	5,444	0.58%	(1,281)	-0.14%

Interest/Dividend income/yield	65,179	4.47%	63,844	4.38%	1,335	0.09%	45,810	3.63%	45,034	3.57%	776	0.06%
Interest Expense / yield	23,379	2.10%	23,968	2.16%	(589)	-0.06%	4,163	0.44%	5,444	0.58%	(1,281)	-0.14%
Net Interest Spread	41,800	2.37%	39,876	2.22%	1,924	0.15%	41,647	3.19%	39,590	2.99%	2,057	0.20%
Net Interest Margin		2.87%		2.74%		0.13%		3.30%		3.14%		0.16%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF NET INCOME

	(in thousands of dollars)		(in thousands of dollars)
Non-GAAP Reconciliation of Net Income	Three Months Ended		Twelve Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
	(Unaudited)		(Unaudited)
Net income as reported	$6,001	$8,271	$12,467	$16,373
Acquisition expenses	88	-	184	145
Tax effect on acquisition expenses	(18)	-	(37)	(30)
Net income excluding acquisition expenses and tax effect	$6,071	$8,271	12,614	16,488

Weighted average common shares outstanding including participating securities	13,632,440	13,065,975	13,624,094	13,066,123

Basic and diluted earnings per share	$0.45	$0.63	$0.93	$1.26

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Shares Outstanding	13,634,912	13,065,825	13,634,912	13,065,825

Tangible Equity
Equity	$304,663	$280,872	$304,663	$280,872
Goodwill	86,358	80,434	86,358	80,434
Other Intangible	8,437	3,974	8,437	3,974
Comprehensive Loss Adjustment*	-	-	35,922	31,261
CECL Adjustment**	-	-	2,528	-
Tangible Equity	$209,868	$196,464	$248,318	$227,725
Shares Outstanding	13,635	13,066	13,635	13,066
Tangible Book Equity per Share	$15.39	$15.04	$18.21	$17.43

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net Income	$12,467	$16,373	$12,467	$16,373
Acquisition Costs - Tax Adjusted	147	115	147	115

Average Shares Outstanding	13,624,094	13,066,123	13,624,094	13,066,123

Average Tangible Equity
Average Equity	$303,635	$289,167	$303,635	$289,167
Average Goodwill	86,358	80,434	86,358	80,434
Average Other Intangible	8,942	4,235	8,942	4,235
Average Comprehensive Loss Adjustment*	-	-	34,921	16,893
Average CECL Adjustment**	-	-	2,528
Average Tangible Equity	$208,336	$204,498	$245,784	$221,391
Average Shares Outstanding	13,624	13,066	13,624	13,066
Average Tangible Book Equity per Share	$15.29	$15.65	$18.04	$16.94

Return on Average Tangible Equity	11.97%	16.01%	10.14%	14.79%
Return on Average Tangible Equity w/o Acquisition	12.11%	16.12%	10.26%	14.89%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.

**ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method and the Bank has elected to spread the capital adjustment over three years. The first year permits 75% of the capital adjustment to be removed from the calculation of tangible equity for regulatory purposes.